Exhibit 4.20
FIRST AMENDED AND RESTATED
7 3/4% CONVERTIBLE SECURED NOTE

$7,551,403	April 30, 2009 (the “Effective Date”)

Original Issue Date: February 28, 2005

N-1
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW WITH RESPECT THERETO, (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) UPON THE ADVICE OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.
THIS PROMISSORY NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS OF THE ISSUERS IN THE MANNER AND TO THE EXTENT SET FORTH IN THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW) AND THE COMVEST SUBORDINATION AGREEMENT (AS DEFINED BELOW) AND ALL RIGHTS, REMEDIES AND OBLIGATIONS UNDER THIS NOTE AND THE OTHER NOTES DOCUMENTS ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE COMVEST SUBORDINATION AGREEMENT.
          FOR VALUE RECEIVED, NATIONSHEALTH, INC., a Delaware corporation (the “Company”), NATIONSHEALTH HOLDINGS, L.L.C., a Florida limited liability company and a wholly-owned subsidiary of the Company (“NH LLC”), UNITED STATES PHARMACEUTICAL GROUP, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“USPG”), DIABETES CARE & EDUCATION, INC., a South Carolina corporation (“Diabetes”) and NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS (USA), LLC, a Florida limited liability company (“National” and jointly and severally with the Company, NH LLC, USPG and Diabetes, the “Issuers”), hereby promise to pay to the order of MHR Capital Partners Master Account LP, an Anguilla, British West Indies limited partnership (the “Holder”), at c/o MHR Fund Management LLC, 40 West 57th Street, 24th Floor, New York, New York 10019, the principal amount of Seven Million Five Hundred Fifty One Thousand Four Hundred Three Dollars ($7,551,403) in lawful money of the United States of America, on the terms set forth in Section 2 hereof. This First Amended and Restated Promissory Note (this “Note”) amends and restates that certain Promissory Note, dated as of February 28, 2005, issued by the Company, NH LLC and USPG (the “Initial Issuers”) to the Holder in the aggregate principal amount of $7,551,403 (the “Original Note,” and collectively with such other convertible notes issued pursuant to the Purchase Agreement

(defined herein), the “Original Notes”) and is being issued by the Issuers along with substantially identical convertible notes also designated as First Amended and Restated 7 3/4% Convertible Secured Notes (the “Other Notes,” and together with this Note, the “Notes”) in an original aggregate principal amount of $15,000,000. The Notes are being issued pursuant to that certain Consent and Waiver to the Convertible Notes, dated April 30, 2009 among the Issuers and the holders thereto (together with the Holder, the “Holders”), pursuant to which, inter alia, the Holders have agreed to waive the Change of Control in Section 5(b) hereof upon the conversion of the Bridge Loans (as defined herein) subject to the terms and conditions of the Bridge Notes (as defined herein) and the Consent and Waiver (the “Bridge Loan Conversion”). Pursuant to the Original Notes, the Initial Issuers granted a security interest to the Collateral Agent (defined herein) for the benefit of the Holders pursuant to Section 4 of the Original Notes and each of the Initial Issuers acknowledges, confirms and reaffirms the perfected security interest of the Collateral Agent, as amended and restated hereby. The Obligations are secured by a security interest in the assets of the Issuers pursuant to Section 4 of the Notes and will also be secured by a security interest in the assets of any future Subsidiaries pursuant to Section 6(l) of the Notes for the benefit of the Holders.
          1. Definitions. The following terms shall have the meanings ascribed to them below:
          “Acquisition” shall mean the acquisition by the Company of obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture.
          “Active Diabetes Customer” shall mean, as of the end of any calendar month, a Diabetes Customer of the Issuers who has purchased diabetes medicines or supplies within the 180 day period ending on the last day of such calendar month.
          “Additional Shares of Common Stock” shall have the meaning specified in Section 3(d)(iv).
          “Affiliate” shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of ten percent (10%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by Contract or otherwise. “Affiliate” shall include any Subsidiary.
          “Bridge Loan Agreement” shall mean that certain Bridge Loan Agreement by and between Parent, the Company, USPG, NH LLC, Diabetes and National dated as of April 30,

2009, as amended or modified in effect from time to time in accordance with the ComVest Subordination Agreement and the ComVest Senior Subordination Agreement.
          “Bridge Loan Documents” shall mean the Bridge Loan Documents as defined in the Bridge Loan Agreement.
          “Bridge Loans” shall mean the loans made by Parent under the Bridge Loan Agreement.
          “Bridge Notes” shall mean the 10% Secured Convertible Subordinated Promissory Notes issued pursuant to the Bridge Loan Agreement.
          “Business Day” shall mean any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law, regulation or executive order to close.
          “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.
          “Capital Stock” shall mean the capital stock of or other equity interests in a Person.
          “Closing Date” shall mean the date of the closing of the Merger.
          “Collateral” shall mean, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.
          “Collateral Agent” means MHR Capital Partners (500) LP.
          “Collateral Documents” means the Notes, the Subsidiary Security Agreements and all other instruments or documents delivered by any of the Issuers or their Subsidiaries pursuant to the Notes or any of the other Notes Documents in order to grant to the Collateral Agent, on behalf of the Holders, a Lien on any real, personal or mixed property of such Person as security for the Obligations.
          “ComVest” shall mean ComVest Investment Partners III, L.P.
          “ComVest Cure” shall have the meaning specified in Section 6(e).
          “ComVest Senior Subordination Agreement” shall mean, that certain Senior Subordination Agreement dated as of April 30, 2009 by and between Parent and CapitalSource Finance LLC, as amended or modified and in effect from time to time.
          “ComVest Subordination Agreement” shall mean, that certain Subordination Agreement dated as of April 30, 2009 among Parent, the Holders, the Collateral Agent and the Issuers, as amended or modified and in effect from time to time.

          “Consolidated Senior Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (i) Senior Indebtedness as at such day to (ii) EBITDA for the consecutive four Fiscal Quarters ending on such day.
          “Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding or undertaking, commitment or obligation, whether written or oral.
          “Conversion Amount” shall mean the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon through the Conversion Date each as specified in the notice of conversion in the form attached as Exhibit A hereto (the “Notice of Conversion”).
          “Conversion Date” shall mean, for any conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Company.
          “Conversion Price” shall mean $3.40 per share of common stock, par value $.0001 per share of the Company (“Common Stock”), subject to adjustment as set forth herein.
          “Conversion Shares” shall have the meaning specified in Section 3(a).
          “Convertible Securities” shall mean any Capital Stock or security convertible into or exchangeable for Common Stock.
          “Customer Acquisition and Related Costs” shall mean costs incurred by the Company in the development of its customer base related to marketing activities, which costs include, without limitation, advertising, promotion, call center and data collection expenses.
          “Credit Agreement” shall mean the Fourth Amended and Restated Revolving Credit and Security Agreement, dated as of April 30, 2009 among the Issuers and CapitalSource Finance LLC, as it may be amended, modified, replaced or refinanced from time to time in accordance with the Intercreditor Agreement.
          “Daily Market Price” shall mean, as of any date of determination, the closing sale price for the Common Stock (or such other applicable subject security), for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock (or such other applicable subject security) is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock (or such other applicable subject security) in the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a

Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders of a majority of the principal amount and interest of the Notes outstanding and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.
          “Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.
          “Deferred Purchase Price Obligations” means any and all obligations of the Company incurred as permitted under the Notes for amounts deferred, financed or withheld in respect of the purchase price for any Diabetes Business Acquisition, including Indebtedness which consists of purchase money financing by the seller and amounts withheld or escrowed as potential set-offs against customer terminations, purchase price adjustments or otherwise.
          “Delivery Period” shall have the meaning specified in Section 3(c).
          “Diabetes Business Acquisition” shall mean the acquisition by the Company of Diabetes Customer lists.
          “Diabetes Customers” shall mean any and all customers and patients of the Company for the purchase of diabetes medicines, supplies and other products, whether now existing or hereinafter acquired or arising.
          “Distribution” shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other Indebtedness.
          “Dollars” and the sign “$” mean the lawful money of the United States of America.
          “DTC” shall have the meaning specified in Section 3(c).
          “DTC Transfer” shall have the meaning specified in Section 3(c).
          “EBITDA” shall mean, the sum for any period, without duplication, of the following for the Issuers and each Subsidiary, on a consolidated basis: Net Income, (I) plus (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, (g) one-time, non-recurring charges and expenses incurred by the Company in connection with the Transactions (“Merger Expenses”), provided that such non-recurring charges and expenses shall not exceed $1,500,000 during the term of this Note, and (h) severance expenses incurred by the Company in an amount not to exceed $1,000,000 for any twelve month period and an aggregate of $2,000,000 during the term of this Note, and in the case of (a) through (h) above, all of the foregoing determined without duplication and in accordance with GAAP (II) minus (a) gains from any sale of assets, other than sales in the ordinary course of business, (b) other extraordinary or non-recurring gains and (c) non-cash items added in the calculation of Net Income.
          “Equity Contribution” shall mean, in connection with the consummation of the Merger, the contribution by the Senior Management and MHR, directly or indirectly, of rollover equity to or of the Company on the Closing Date pursuant to the Rollover Documents (assuming the conversion into Common Stock of all Options and Convertible Securities outstanding on the Closing Date other than convertible debt instruments) and the purchase or contribution by ComVest and its Affiliates, directly or indirectly, of cash equity and the Bridge Loan to the Company pursuant to the Merger Agreement, the Bridge Note and the Series A Preferred Stock Purchase Agreement, by and between Parent and the Company, dated as of the April 30, 2009 (assuming the conversion into Common Stock of all Options and Convertible Securities outstanding on the Closing Date other than convertible debt instruments).
          “Event of Default” shall have the meaning specified in Section 2(d).
          “Extraordinary Event” shall have the meaning specified in Section 3(d)(iii).
          “Fiscal Quarter” shall mean a fiscal quarter of any fiscal year.
          “First Priority Lien Indebtedness” shall mean Senior Indebtedness of the Issuers and their Subsidiaries secured by a first priority Lien on any assets or property of the Issuers or any such Subsidiaries, including the Indebtedness of the Issuers under the Credit Agreement permitted to be incurred by the Company under Section 6(c).
          “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.
          “Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative, or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.
          “Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into by the Company or its Subsidiaries, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.
          “Indebtedness” of any Person shall mean, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letter of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than Deferred Purchase Price Obligations not to exceed $250,000 outstanding at any time), (f) all obligations owing under Hedge Agreements, (g) all notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, and (h) all obligations or liabilities of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable. For the avoidance of any doubt, Indebtedness does not include trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and any obligations as a lessee under leases that are not Capital Leases.
          “Intercreditor Agreement” shall have the meaning specified in Section 4(f).
          “Interest Expense” shall mean, for any period, total interest expense and fees (including attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Issuers and their Subsidiaries on a consolidated basis with, with respect to all outstanding Indebtedness but excluding all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Agreements.
          “Interest Rate Agreement” shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.
          “Inventory” shall mean all “inventory” (as defined in the UCC) of the Issuers and the Subsidiaries (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.
          “Investor Rights Agreement” shall mean the Investor Rights Agreement dated as of April 30, 2009 by and among Parent, Mark Lama, RGGPLS, LLC, MHR and the Senior Management.
          “Landlord Waiver and Consent” shall mean a waiver/consent in form and substance satisfactory to the Holders from the owner/lessor of any premises not owned by the Issuers or their Subsidiaries at which any of the Collateral is now or hereafter located for the purpose of providing the Collateral Agent (for the benefit of the Holders) access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.
          “Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other similar requirement.

          “Leasehold Property” means any leasehold interest of any of the Company or its Subsidiaries as lessee under any lease of real property, other than any such leasehold interest designated from time to time by the Collateral Agent in its sole discretion as not being required to be included in the Collateral.
          “Lien” shall mean any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, civil law, statute, or Contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien, hypothecation or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment from security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.
          “Maturity Date” shall have the meaning specified in Section 2(b).
          “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of April 30, 2009, by and among Parent, Merger Sub and the Company as amended or supplemented pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving, and upon the closing of which Merger, Parent, the members of Senior Management and MHR shall own shares of the Company Capital Stock.
          “Merger Documents” shall mean the collective reference to the Merger Agreement, all material exhibits and schedules thereto and all agreements expressly contemplated thereby.
          “Merger Sub” shall mean NationsHealth Acquisition Corp., a Delaware corporation.
          “MHR” shall have the meaning specified in Section 6(e).
          “MHR Warrants” shall mean the warrants to purchase Common Stock issued to MHR on the Closing Date pursuant to the Transactions.
          “Mortgage” means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by the Company or any Subsidiary pursuant to Section 4(i), in such form as may be approved by the Collateral Agent in its sole discretion, in each case with such changes thereto as may be recommended by the Collateral Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices.
          “Net Income” shall mean, for any period, the net income (or loss) of the Issuers and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (and, with respect to expensing of Customer Acquisition and Related Costs, as currently applied by the Company consistent with past practice), provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of the

Issuers) in which any other Person (other than the Issuers or any of their Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to an Issuer by such Person, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of an Issuer or is merged into or consolidated with an Issuer or any of its Subsidiaries or that Person’s assets are acquired by an Issuer or any of its Subsidiaries, (iii) the income of any Subsidiary of the Issuers to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, Order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of Capital Stock, stock options or stock appreciation rights issued to former or current employees, including officers, of an Issuer or any Subsidiary, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by an Issuer or such Subsidiary or any Affiliate thereof, and (v) compensation expense resulting from the repurchase of Capital Stock, options and rights described in clause (iv) of this definition of Net Income.
          “Notes Documents” shall mean the Notes, the Transaction Documents as defined in the Purchase Agreement, the Consent and Waiver, dated as of April 30, 2009, the Waiver Warrants, the Subsidiary Security Agreements, the Subsidiary Guaranties, and the other Collateral Documents.
          “Obligations” shall mean all obligations of every nature of the Issuers and Subsidiaries from time to time owed to the Holders, the Collateral Agent or any of them, in each case, under the Notes Documents, whether for principal, interest, fees, expenses, indemnification or otherwise (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to any Issuer or any Subsidiary, would accrue on such obligations, whether or not a claim is allowed against such Issuer or Subsidiary for such amounts in the related bankruptcy proceeding), including to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Holder or the Collateral Agent as a preference, fraudulent transfer or otherwise.
          “Officer’s Certificate” as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.
          “Options” shall mean warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock.
          “Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.
          “Original Issue Date” shall mean February 28, 2005.
          “Par Redemption Price” shall have the meaning specified in Section 5(a)(ii).

          “Parent” shall mean ComVest NationsHealth Holdings, LLC.
          “Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority.
          “Permitted Liens” means the following: (i) Liens with respect to the Notes and the other Obligations, (ii) Liens with respect to Senior Indebtedness allowed to be incurred under Section 6(c), (iii) Liens imposed by Law for taxes (other than payroll taxes), assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of the Holders of a majority of the principal and interest of the Notes outstanding, in their sole discretion, (iv) (A) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to the Holders of a majority of the principal and interest of the Notes outstanding) and of carriers, warehousemen (provided that any such warehousemen have executed a Warehouse Waiver and Consent in form and substance satisfactory to the Holders of a majority of the principal and interest of the Notes outstanding), mechanics, materialmen, and (B) other Liens imposed by Law or that arise by operation of Law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of the Holders of a majority of the principal and interest of the Notes outstanding, in their sole discretion, (v) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, Contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (vi) purchase money Liens, including, without limitation, UCC-1 notice filings by equipment lessors and the like, in connection with the purchase by such Person of equipment in the normal course of business, (vii) Liens securing Subordinated Indebtedness allowed to be incurred under Section 6(c) junior to the Lien under the Notes and (viii) Liens described on Schedule I to this Note.
          “Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, or any other entity of whatever nature.
          “Preferred Stock” shall mean with respect to any Person, any and all preferred or preference stock or other preferred equity interests (however designated) of such Person whether no outstanding or issued after the date hereof.
          “Premium Redemption Price” shall have the meaning specified in Section 5(a)(ii).
          “Purchase Agreement” shall mean that certain Investment Unit Purchase Agreement, dated February 28, 2005, among the Issuers and the Holders.

          “Redemption Warrant” shall have the meaning specified in Section 5(a)(ii).
          “Right of First Refusal and Tag and Co-Sale Agreement” shall mean the Right of First Refusal and Tag and Co-Sale Agreement dated as of April 30, 2009 by and among Parent, Mark Lama, RGGPLS, LLC, MHR and the Senior Management.
          “Rollover Documents” shall mean the Exchange and Rollover Agreement dated as of April 30, 2009 by and among the Company, MHR and the Senior Management.
          “RGGPLS Cure” shall have the meaning specified in Section 6(e).
          “Senior Indebtedness” means, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Issuers and their Subsidiaries, other than (i) the Notes and (ii) Subordinated Indebtedness, determined on a consolidated basis in accordance with GAAP and incurred in compliance with Section 6(c) hereof, which Senior Indebtedness shall (x) include (A) Indebtedness under the Credit Agreement (including extensions, modifications, refinancings, renewals and refundings thereof in accordance with the Intercreditor Agreement) and (B) the Bridge Loans but not any refinancings or replacements thereof (other than refinancings or replacements thereof with Senior Indebtedness due to CapitalSource Finance LLC under the Credit Agreement and which, when aggregated with all other Indebtedness outstanding under the Credit Agreement, does not exceed the principal amount permitted under Section 6(c)(iii)) and (y) otherwise be in the form of credit extensions or other obligations on terms and conditions customarily provided at such time by senior secured lenders, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Obligations. For the avoidance of doubt, Senior Indebtedness (other then the Bridge Loans but not any refinancings or replacement thereof) shall not include any financing arrangements in the form of convertible debt or that would customarily be considered “mezzanine”, “sub debt” or similar financing arrangements.
          “Senior Management” shall mean Glenn Parker, Lewis Stone, Timothy Fairbanks and such other executives party to the Rollover Documents.
          “Subordinated Indebtedness” means Indebtedness (secured or unsecured) incurred by the Company and/or its Subsidiaries that is made expressly subordinated in right to payment to the Obligations, as reflected in a written subordination agreement acceptable to the Holders and approved by the Holders in writing; provided that no such Indebtedness shall provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total cash interest at a rate in excess of the prevailing market rate for subordinated debt at the time of issuance, except to the extent permitted by the terms of such written subordination agreement.
          “Subsidiary” shall mean, (i) as to the Issuers, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by an Issuer or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries.

          “Subsidiary Guaranty” means a guaranty agreement executed by a Subsidiary pursuant to Section 6(l), in form and substance satisfactory to the Holders, the Company and such Subsidiary, guaranteeing payment of the Obligations and providing, without limitation, that such Subsidiary shall be bound by the covenants set forth in this Note, and shall make such representations and warranties as the Holders may reasonably require.
          “Subsidiary Security Agreement” means a pledge and security agreement executed by a Subsidiary pursuant to Section 6(l), containing provisions substantially similar to the grant of security in Section 4 hereof, and in form and substance satisfactory to the Holders, the Company and such Subsidiary, securing payment of the Obligations.
          “Tax Put Right” shall have the meaning specified in Section 5(f).
          “Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock (or such other applicable subject security) is then listed or traded, is open for trading.
          “Transaction Documents” shall mean the Merger Documents, the Bridge Loan Documents, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), the Notes Documents, the Rollover Documents, the Investor Rights Agreement, the Right of First Refusal and Tag and Co-Sale Agreement, the Voting Agreement and all documents executed and delivered in connection herewith and therewith.
          “Transactions” shall mean, collectively, the transactions to occur pursuant to or in connection with the Transaction Documents, including (a) the consummation of the Merger; (b) the Equity Contribution; (c) the execution and delivery of the Bridge Loan Documents and the borrowings thereunder; (d) the execution and delivery and issuance of the Notes and execution and delivery of the Notes Documents; (e) the issuance of the MHR Warrants, (f) the refinancing of the Credit Agreement, and (g) the payment of all fees and expenses to be paid in connection with the foregoing.
          “UCC” means the Uniform Commercial Code, as it exists on the date of this Note or as it may hereafter be amended, in the State of New York.
          “Voting Agreement” means the Voting Agreement dated as of April 30, 2009, by and among the Company, Parent, Mark Lama, RGGPLS, LLC, MHR and Senior Management.
          “Waiver Warrants” shall mean the warrants to purchase Common Stock issued to MHR on the Effective Date.
          “Warehouse Waiver and Consent” shall mean a waiver/consent in form and substance satisfactory to the Holders from any warehouseman, fulfillment house or other person owning a facility not owned by the Issuers at which any inventory is now or hereafter located for the purpose of providing the Collateral Agent (for the benefit of the Holders) access to such inventory, in each case as such may be modified, amended or supplemented from time to time.

          2. Payments of Interest and Principal. Subject to the provisions of Section 3 below, payments of principal plus interest on the unpaid principal balance of this Note outstanding from time to time shall be payable in accordance with the following:
               (a) Interest. During the period commencing on the Original Issue Date and terminating on the Maturity Date, interest on the unpaid principal amount of this Note shall accrue at a rate equal to 7 3/4% per annum, compounded monthly, computed on the basis of actual days elapsed over a 360-day year, and shall be payable monthly (commencing on February 28, 2005 and thereafter on the 28th of each month) in cash up to and including the Maturity Date, subject to a ten (10) day grace period; provided that if a required interest payment is not paid within such ten (10) day grace period, interest shall be compounded from the date that such interest was due and payable without regard to such grace period.
               (b) Principal. The principal balance outstanding on this Note, and any accrued and unpaid interest thereon, shall be due and payable to the Holder on February 28, 2012 (the “Maturity Date”). Contemporaneously with the repayment of this Note, the Holder shall surrender this Note, duly endorsed, at the office of the Company.
               (c) Payments. All payments of principal, interest, fees and other amounts due hereunder shall be made by the Issuers in lawful money of the United States of America by wire transfer or by any other method approved in advance by the Holder to the account of the Holder at the address of the Holder set forth in Section 10 hereof or at such other place designated by the Holder in writing to the Company.
               (d) Acceleration of the Maturity Date. Notwithstanding anything to the contrary contained herein, this Note and all other Obligations shall become due and payable together with all accrued interest due on the outstanding principal amount hereunder, at the option of the Holders of at least 25% of the principal amount and interest outstanding exercised, by written notice to the Company, in the case of clauses (i) to (viii) below and without notice or any other action by such Holders in the case of clauses (ix) or (x) below, in the event (each an “Event of Default”) that (i) the Issuers fail to pay the principal of or interest on this Note as and when due, subject to a ten (10) day grace period; (ii) any of the Issuers or their Subsidiaries shall default in the performance of or otherwise breach any of its representations and warranties, covenants or other obligations set forth in this Note, the Purchase Agreement or any of the Notes Documents, and if such default is capable of cure, such default remains uncured beyond any applicable cure period; provided that with respect to any breach or default of the covenants in Section 6, there shall be a fifteen (15) calendar day cure period (to the extent such breach or default is capable of cure) commencing from the earlier of (i) receipt by the Company of written notice of such breach or default from the Holder and (ii) the time at which an authorized officer of the Company or any Subsidiary knew or became aware of such breach or default; provided further that with respect to the covenant set forth in Sections 6(a) there shall be no cure period with respect to any breach or default that adversely affects the Holder; (iii) the Collateral Agent (on behalf of the Holders) shall not have the right to enforce its remedies under Section 4 of this Note or under any Subsidiary Security Agreement; (iv) the Holder shall not have a perfected security interest in the Collateral pursuant to the terms set forth herein or in any Subsidiary Security Agreement other than Holder’s action or inaction; (v) the Company fails when required to remove any restrictive legend of any certificate relating to Conversion Shares, Redemption

Warrants, Waiver Warrants or any other securities issuable in accordance with the terms of the Notes or the exercise or conversion of the Redemption Warrants, Waiver Warrants or any other convertible securities issuable in accordance with the terms of the Notes, issued to the Holders, and any such failure continues uncured for ten (10) Business Days after the Company has been notified of such failure in writing by the Holder; (vi) the Issuers or any of their Subsidiaries fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness of the Issuers or their Subsidiaries having an outstanding principal amount in excess of $250,000 (including, without limitation, any of the Other Notes), or otherwise is in breach or violation of any agreement for Indebtedness in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder and which breach or violation is not waived or otherwise cured hereunder or under the documents evidencing such Indebtedness, including, without limitation, by exercise of the RGGPLS Cure or ComVest Cure, as applicable, pursuant to Section 6(e); (vii) the entry of a final judgment against any of the Issuers or their Subsidiaries not covered by insurance of a financially sound and reputable insurer that has not declined coverage, which is not subject to appeal by the Issuers or their Subsidiaries and is not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being entered, in an amount in excess of $250,000, or the attachment or seizure of or levy upon any property of the Issuers or their Subsidiaries valued in excess of $250,000 to satisfy an obligation of the Issuers or their Subsidiaries; (viii) the Company provides notice to any Holder of the Notes, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, Conversion Shares to any Holder of the Note upon conversion in accordance with the terms of the Notes or shares of Common Stock upon exercise of the Waiver Warrants; (ix) any of the Issuers or their Subsidiaries shall file a petition under bankruptcy, insolvency or debtor’s relief Law or make an assignment for the benefit of its creditors or (x) proceedings shall be instituted against any of the Issuers or their Subsidiaries before a court of competent jurisdiction under any federal or state bankruptcy Law that (X) is for relief against the Issuers or their Subsidiaries in an involuntary case brought with respect to the Issuers or their Subsidiaries in such court, (Y) seeks to appoint a custodian, receiver or other similar official for all or substantially all the Issuers’ property or of their Subsidiaries or (Z) seeks to liquidate the Issuers of their Subsidiaries, and such proceedings remain unstayed and in effect for sixty (60) days. In the event that the Obligations hereunder are accelerated pursuant to this Section 2(d), interest shall continue to accrue at 10 3/4% per annum as of the date of such acceleration until such date as the Holder is paid in full under this Note.
          3. Conversion.
               (a) Conversion at the Option of the Holder. The Holder may, at any time and from time to time on or after the Original Issue Date, convert all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) upon surrender of the Note. The number of shares of Common Stock issuable upon surrender of the Note shall be determined in accordance with the following formula:
Conversion Amount
Conversion Price

               (b) Mechanics of Conversion. In order to effect a conversion pursuant to this Section 3, the Holder shall: (a) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Company and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Holder, the Company shall within two (2) business days send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, advising the Holder of any additional documentation required by the transfer agent for the Common Stock to issue the Conversion Shares in the manner provided in the Notice of Conversion (the “Additional Documentation”) and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company that such certificates have been lost, stolen or destroyed and delivers the documentation to the Company required by Section 13. Such conversion shall be deemed to have been made effective as of the Conversion Date and the rights of the Holder of the Notes being converted shall cease as of the Conversion Date except for the rights to receive Conversion Shares, and the Person entitled to receive the Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time and shall have all the rights and privileges of a holder of Common Stock with respect to such Conversion Shares.
               (c) Delivery of Conversion Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion and any Additional Documentation, the Company shall, no later than the later of (a) the second Business Day following the Conversion Date and (b) the third Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 13) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of Conversion Shares issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Company’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Conversion Shares to the Holder by crediting the account of the Holder or its nominee with DTC, as specified in the Notice of Conversion, through its DTC Deposit Withdrawal Agent Commission System (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer.
               (d) Adjustment to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                    (i) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Note is outstanding, (A) shall pay a stock dividend on its Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
                    (ii) Subscription Rights. If the Company, at any time while this Note is outstanding, shall fix a record date for the distribution to all of the holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in Section 3(d)(i) above), then in each such case the Conversion Price at which this Note shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to the record date mentioned above, and the numerator of which shall be such average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to such record date less the then fair market value at such record date of the portion of such evidence of indebtedness or assets or rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Issuers, such fair market value shall be determined by an appraiser selected by the Holders of a majority of the principal amount and interest of the Notes outstanding and reasonably acceptable to the Company. The Company shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
                    (iii) Other Events. In case of (A) any reclassification of the Common Stock into other securities of the Company, (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (C) any merger or consolidation with or into any persons, or any sale or other disposition of all or substantially all of the assets of the Issuers to any person (each of (A), (B) or (C), an “Extraordinary Event”), the Holder shall have the right thereafter to convert this Note into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Holder would have been entitled to receive had it converted this Note immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of the Notes). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 3(d)(iii) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events. For the avoidance of doubt, nothing contained in this clause (iii) shall be construed to impair the Issuers’ or Holders’ rights under Section 5, including, without limitation, under Section 5(b).
                    (iv) Partial Redemption of Notes Pursuant to Section 5(c). Upon the happening of a partial redemption of the Note pursuant to Section 5(c), the Conversion Price in effect immediately prior to such redemption shall be reduced to the price determined by multiplying the Conversion Price, in effect immediately prior to the redemption, by a fraction, the numerator of which shall be the principal amount of the Note outstanding immediately after the partial redemption and the denominator of which shall be the principal amount of the Note immediately prior to the partial redemption.
                    (v) No Impairment. If any event shall occur as to which the provisions of this Section 3(d) are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights under the Notes in accordance with the essential intent and principles of such Section, then, in each such case, the Conversion Price of the Notes shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances; provided, however, that no adjustment to the Conversion Price shall be made under this clause (v) as a result of any bona fide sale of the Company’s Capital Stock to a third party.
                    The Issuers will not, by amendment of their organizational documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders hereunder against dilution of the type contemplated by the provisions of this Section 3(d) or other impairment.
               (e) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Conversion Price shall be reversed or shall not become effective, as applicable, if the Company abandons the action to which the record date pertains.
               (f) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of Section 5(d).
               (g) Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.
               (h) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 3, the Company, at its own expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.
          4. Security; Remedies. Unless otherwise defined in this Note, each of the defined terms used in this Section 4 shall have the meanings ascribed to them in the Credit Agreement as of the date hereof.
               (a) To secure the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all the Obligations, each Issuer hereby grants and each Initial Issuer hereby confirms and continues to grant to the Collateral Agent (for the benefit of the Holders) a continuing security interest in and Lien upon, and pledges to the Collateral Agent (for the benefit of the Holders), all of its right, title and interest in and to the following Collateral, which security interest is intended to be a security interest, which is subordinate to any Liens securing Senior Indebtedness permitted to be incurred pursuant to Section 6(c):
                    (i) all of such Issuer’s tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;
                    (ii) all of such Issuer’s intangible personal property, including without limitation all present and future Accounts, Contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;
                    (iii) all of such Issuer’s present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Issuer; provided, however, that the Holder shall not have a security interest in any rights under any Government Contract of such Issuer or in the related Government Account where the taking of such security interest is a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable Law, unless in any case consent is otherwise validly obtained; and

                    (iv) any and all additions and accessions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.
               (b) Notwithstanding the foregoing provisions of this Section 4, such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any General Intangibles of Issuers to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of Law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable Law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term “Collateral” shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term “Collateral.”
               (c) Representations and Warranties.
                    (i) Upon the execution and delivery of the Original Notes on the Original Issue Date, and upon the proper filing of the necessary financing statements, recordation of the Collateral Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office without any further action, the Holder had as of such date, and as of the date hereof upon the execution and delivery of the Notes will continue to have, a good, valid and perfected Lien and security interest in the Collateral of the Initial Issuers, which is subordinate only to any Liens securing Senior Indebtedness permitted to be incurred pursuant to Section 6(c) and subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. Upon the execution and delivery of this Note (and in the case of any future Subsidiary, upon the execution and delivery of the Subsidiary Guaranty and Subsidiary Security Agreement), and upon the proper filing of the necessary financing statements, recordation of the Collateral Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office without any further action, the Holder will have, a good, valid and perfected Lien and security interest in the Collateral of Diabetes and National (and any future Subsidiary that executes and delivers a Subsidiary Guaranty and Subsidiary Security Agreement), which is subordinate only to any Liens securing Senior Indebtedness permitted to be incurred pursuant to Section 6(c) and subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. Except as expressly permitted by the Notes, each Issuer owns its interests in the Collateral free and clear of any Liens and no financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of the Holders, (ii) in connection with Permitted Liens and/or (iii) those being terminated.

                    (ii) No Issuer (or predecessor by merger or otherwise of such Issuer), has within the five-year period preceding the date hereof, had a different name from the name of such Issuer listed on the signature pages hereof, except the names set forth on Schedule 4(c).
                    (iii) This Note shall create a continuing security interest in the Collateral and the security interest created herein shall (i) remain in full force and effect until the payment and performance in full of the Obligations, (ii) be binding upon Issuers and their respective successors and assigns, and (iii) inure, together with the rights and remedies of the Holders and the Collateral Agent hereunder, to the benefit of the Holders, the Collateral Agent and their successors, transferees and assigns.
               (d) Collateral Administration.
                    (i) All Collateral (except Deposit Accounts) will at all times be kept by Issuer at the locations set forth on Schedule 4(d) and shall not, without thirty (30) calendar days prior written notice to the Collateral Agent, be moved therefrom unless the Collateral Agent has entered into the necessary documents to perfect and enforce its security interest therein at such new location, and in any case shall not be moved outside the continental United States.
                    (ii) Each Issuer shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to the Collateral Agent on such periodic basis as the Collateral Agent may request. Following the occurrence and during the continuance of an Event of Default, if requested by the Collateral Agent, such Issuer shall execute and deliver to the Collateral Agent formal written assignments (or, in the case of Medicaid/Medicare Account Debtors, documents necessary to comply with the Federal Assignment of Claims Act) of all of its Accounts weekly or daily as the Collateral Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the outstanding principal amount together with any accrued interest due on the Notes and all First Priority Lien Indebtedness, such excess amount shall not accrue interest in favor of such Issuer, but shall be available to such Issuer upon such Issuer’s written request.
                    (iii) Following an occurrence or during the continuance of an Event of Default, any of the Collateral Agent’s officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of the Collateral Agent, any designee of the Collateral Agent or Issuers, to verify the validity, amount or any other matter relating to any Accounts or Inventory of Issuer. Issuers shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude such verification process.
                    (iv) To expedite collection, each Issuer shall endeavor in the first instance to make collection of its Accounts for the Collateral Agent. The Collateral Agent shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify (a) Account Debtors owing Accounts to Issuer other than Medicaid/Medicare Account Debtors that their Accounts have been assigned to the Collateral Agent and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney’s fees, to such Issuer, and (b) Medicaid/Medicare Account Debtors that such Issuer has waived any and all defenses and counterclaims it may have or could interpose in any such action or procedure brought by the Collateral Agent to obtain a court order recognizing the collateral assignment or security interest and lien of the Collateral Agent in and to any Account or other Collateral and that the Collateral Agent is seeking or may seek to obtain a court order recognizing the collateral assignment or security interest and lien of the Collateral Agent in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.
                    (v) As and when determined by the Collateral Agent in its sole discretion but not more often than four (4) times per year prior to the occurrence and continuance of an Event of Default, the Collateral Agent may perform the searches described in clauses (a), (b) and (c) below against Issuer, all at Issuer’s expense: (a) UCC searches with the Secretary of State of the jurisdiction of organization of each Issuer and the Secretary of State and local filing offices of each jurisdiction where Issuer maintain their respective executive offices, a place of business or assets; (b) lien searches with the United States Patent and Trademark Office and the United States Copyright Office; and (c) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above.
                    (vi) Each Issuer (a) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (b) shall provide prompt written notice to each Account Debtor (other than Medicaid/Medicare Account Debtors) that the Collateral Agent has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to the appropriate Lockbox Account, and each Issuer hereby authorizes the Collateral Agent, upon any failure to send such notices and directions within ten (10) calendar days after the date hereof (or ten (10) calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and (c) shall do anything further that may be lawfully required by the Collateral Agent to create and perfect the Collateral Agent’s lien on any collateral and effectuate the intentions of the Collateral Documents. At the Collateral Agent’s request, each Issuer shall immediately deliver or make arrangements to deliver to the Collateral Agent all items for which the Collateral Agent must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral.
                    (vii) Each Issuer shall give the Collateral Agent at least 30 days’ prior written notice of (i) any change in such Issuer’s name, identity or corporate structure and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Issuer.
                    (viii) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Issuer to, and each Issuer hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the

Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate, (iv) take possession of any Issuer’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Issuer’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii), and collecting any Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, and (vi) provide entitlement orders with respect to Security Entitlements (as defined in Section 8-102 of the UCC) and other Investment Property constituting a part of the Collateral and, without notice to any Issuer, transfer to or register in the name of the Collateral Agent or any of its nominees any or all of the Securities Collateral (defined below). The Collateral Agent or any Holder may be the purchaser of any or all of the Collateral at any such sale and the Collateral Agent, as agent for and representative of the Holders (but not any Holder in its individual capacity unless Holders of a majority of the principal amount and interest of the Notes shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Issuer, and each Issuer hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Issuer agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Issuer hereby waives any claims against the Collateral Agent and the Holders arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent and the Holders accept the first offer received and do not offer such Collateral to more than one offeree; provided that nothing contained herein shall be deemed to be a waiver by any Issuer or any Subsidiary that such sale must be conducted in a commercially reasonable manner and otherwise in accordance with applicable Law. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, Issuers shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Issuer further agrees that a breach of any of the covenants contained in this Section 4(d)(viii) will cause irreparable injury to the Collateral Agent and the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this

Section shall be specifically enforceable against such Issuer, and each Issuer hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities.
               (e) Power of Attorney. The Collateral Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Issuer (without requiring the Collateral Agent to act as such, but to be exercised after the occurrence and during the continuance of an Event of Default) with full power of substitution to do the following: (i) endorse the name of any such Person upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Person and constitute collections on its or their Accounts; (ii) execute in the name of such Person any financing statements, schedules, assignments, instruments, documents, and statements that it is or they are obligated to give the Collateral Agent under any of the Notes Documents; and (iii) do such other and further acts and deeds in the name of such Person that the Collateral Agent may deem necessary or desirable to enforce any Account or other Collateral or to perfect the Collateral Agent’s security interest or Lien in any Collateral (including any additional Collateral pursuant to Sections 6(d) and 6(l)). In addition, if any such Person breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, the Collateral Agent, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of the Collateral Agent’s officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.
               (f) Intercreditor Agreement. This Note and the other Notes Documents and all rights, remedies and obligations under this Note and the other Notes Documents are subject to the Amended and Restated Senior Subordination Agreement, dated as of April 30, 2009, by and among the Holders, the Collateral Agent and CapitalSource Finance LLC in the form attached hereto as Exhibit B, as it may be amended or modified from time to time in accordance with the terms thereof (the “Intercreditor Agreement”) and the ComVest Subordination Agreement. The parties to this Note and the other Notes Documents and all Persons claiming any right under or in respect of this Note and the other Notes Documents are bound by and (to the extent provided in the Intercreditor Agreement and the ComVest Subordination Agreement) entitled to the benefit of the Intercreditor Agreement and the ComVest Subordination Agreement.
               (g) Acknowledgement of Joint and Several Liability; Additional Subsidiaries.
                    (i) Each Issuer acknowledges that it is jointly and severally liable for all of the Obligations. Each Issuer expressly understands, agrees and acknowledges that (i) Issuers are all Affiliated entities by common ownership, (ii) each Issuer desires to have the availability of one common issuance of Notes instead of separate issuances, (iii) each Issuer has requested that the Holder purchase the Note on the terms herein provided, (iv) Holders will be relying on a Lien upon, all of Issuers’ assets even though the proceeds of any particular Note may not be advanced directly to a particular Issuer, (v) each Issuer will nonetheless benefit by the issuance of the Notes to the Holders, and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Notes Documents shall be applicable to and shall be binding upon each Issuer.
                    (ii) From time to time subsequent to the date hereof, additional Subsidiaries may guarantee the Obligations and pledge additional Collateral by entering into a Subsidiary Guaranty and Subsidiary Security Agreement in accordance with Section 6(l). Each Issuer expressly agrees that its Obligations shall not be affected or diminished by the addition or release of any Issuer or Subsidiary hereunder, nor by any election of the Holders (in their sole discretion) not to cause any Subsidiary to comply with Section 6(l). The grant of security interest hereunder shall be fully effective as to any Issuer that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be an Issuer hereunder or party to a Subsidiary Guaranty and Subsidiary Security Agreement.
               (h) Further Assurances. Each Issuer agrees that from time to time, at the expense of the Issuers, such Issuer will promptly execute, obtain, deliver, file, register and/or record all financing statements, continuation statements, stock powers, further instruments and other documents, or cause the execution, filing, registration, recording or delivery of any of the foregoing and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, to be executed, filed, registered, obtained, delivered or recorded, in order to create, maintain, perfect, preserve, validate or otherwise protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including any additional Collateral pursuant to Sections 6(d) and 6(l). Without limiting the generality of the foregoing, each Issuer will: (i) notify the Collateral Agent in writing of receipt by such Issuer of any interest in Chattel Paper and, at the request of the Collateral Agent, mark conspicuously each item of Chattel Paper and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to the Collateral Agent all promissory notes and other Instruments and, at the request of the Collateral Agent, all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (iii) (A) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (B) deliver such documents, instruments, notices, records and consents and take such other actions necessary to establish that the Collateral Agent has control over electronic Chattel Paper and Letter-of-Credit Rights of such Issuer and (C) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) within two business days of learning thereof, report to the Collateral Agent any reclamation, return or repossession of goods in excess of $10,000 (individually or in the aggregate), (v) furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, (vi) defend the Collateral and the Collateral Agent’s perfected Lien thereon against any claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent, and pay all reasonable costs and expenses in connection with such defense, which at the Collateral Agent’s discretion may be added to the Obligations; and (vii) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of the Collateral Agent with respect to any Collateral. Each Issuer hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of such Issuer) without the signature of any Issuer.
               (i) Acquired Mortgaged Property Etc. Each of the Issuers, directly or indirectly, shall not and shall cause their Subsidiaries not to purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or allow the warehousing, location or storage of any Collateral other than at the locations set forth on Schedule 4(i) unless the Company shall provide to the Holders at least thirty (30) Business Days prior written notice. From and after the Effective Date, in the event that (i) any Issuer or any Subsidiary acquires any fee interest in real property or any Leasehold Property or (ii) at the time any Person becomes a Subsidiary and following compliance with Section 6(l), such Person owns or holds any fee interest in real property or any Leasehold Property, (any such interest in real property or Leasehold Property described in the foregoing clause (i) or (ii) being a “Acquired Mortgaged Property”), if a mortgage is being granted in favor of any Senior Indebtedness, the Company or such Subsidiary shall deliver to Collateral Agent, as soon as practicable after such Person acquires such Acquired Mortgaged Property or becomes a Subsidiary and following compliance with Section 6(l), as the case may be, a fully executed and notarized Mortgage junior only to the mortgage securing the Senior Indebtedness, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Person in such Acquired Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that may be reasonably required by the Collateral Agent.
               (j) Application of Proceeds of Collateral. Except as expressly provided elsewhere in the Notes, all proceeds received by the Collateral Agent and the Holders in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority, subject to the Intercreditor Agreement and the ComVest Subordination Agreement.
                    FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent, the Holders and their agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent and the Holders in connection therewith, and all amounts for which the Collateral Agent and the Holders are entitled to indemnification hereunder and all advances made by the Collateral Agent and the Holders hereunder for the account of Issuers, and to the payment of all costs and expenses paid or incurred by the Collateral Agent and the Holders in connection with the exercise of any right or remedy hereunder;
                    SECOND: To the payment of amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;
                    THIRD: To the payment of other all other Obligations; and

                    FOURTH: To the payment to, or upon the order of, the Issuers, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
          5. Redemption.
               (a) Optional Redemption.
                    (i) Intentionally Deleted.
                    (ii) At any time after the first anniversary of the Original Issue Date, under certain circumstances and in accordance with certain procedures to be agreed upon between the Issuers and the Holders, the Issuers shall have the option to redeem the Note. If the Issuers elect to redeem the Note pursuant to this Section 5(a)(ii) (and the Holder agrees to such redemption), then the Issuers shall at the option of the Holder (delivered by notice to the Issuers at least two (2) Business Days prior to the redemption date) (a) pay to the Holder the outstanding principal amount of the Note, plus accrued and unpaid interest thereon, through the redemption date (the “Par Redemption Price”) and issue to the Holder a warrant to purchase the number of shares of Common Stock equal to the number of Conversion Shares that the Holder would have been entitled to receive had it converted the Note immediately prior to such redemption date (without taking into account any limitations or restrictions on the convertibility of the Note), which shall have an exercise price equal to the applicable Conversion Price and shall be exercisable until the Maturity Date, substantially in the form attached as Exhibit C (the “Redemption Warrant”), or (b) pay to the Holder an amount equal to 110% of the aggregate outstanding principal amount of the Notes, plus accrued and unpaid interest thereon, if any, through the redemption date (the “Premium Redemption Price”). The Issuers and Holders agree that the letter dated as of the Original Issue Date among MHR, the Company, NH LLC and USPG regarding Procedures with Respect to Redemption shall be terminated as of the Effective Date and shall be of no further force and effect.
               (b) Redemption upon Change of Control. Notwithstanding anything to the contrary contained herein, prior to the occurrence of a Change of Control or in anticipation of a Change of Control, the Issuers shall notify the Holders thereof. Upon the occurrence of or in anticipation of a Change of Control (1) prior to the Bridge Loan Conversion contemplated by clauses (i), (ii), (iii), (iv) or (v) in the applicable definition of Change of Control below, and (2) following the date of the Bridge Loan Conversion, contemplated by clauses (i), (ii) (iii), (iv), (v) or (vi) in the applicable definition of Change of Control below, the Issuers shall have the option to redeem all, or any portion, of the outstanding Notes by paying to the Holder the Premium Redemption Price. Upon the occurrence of or in anticipation of any Change of Control, in the event that the Issuers had the option, but do not elect such option, or in the event that the Holder has the sole option, the Holder shall have the option to cause the Issuers (or the surviving corporation) to (a) redeem all, or any portion, of the outstanding Notes by paying to the Holder the Premium Redemption Price and/or (b) have the surviving corporation (which shall be a corporation, partnership, trust or limited liability company organized and existing under the Laws of the United States of America, any state thereof or the District of the Columbia) in such Change of Control expressly assume, by documents in form and substance satisfactory to the Holders, all the Obligations of the Company under the Notes and the Notes Documents.

          Prior to the Bridge Loan Conversion, a “Change of Control” shall mean the occurrence of any of the following events:
          (i) any person or group (as such terms are defined in Section 13(d) or Section 14(d) of the Exchange Act or any successor provision to either of the foregoing) of persons, other than a person who as of the Original Issue Date beneficially owns 25% or more of the combined voting power of all Capital Stock of the Company, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) directly or indirectly, of more than 50% of the combined voting power of all Capital Stock of the Company or any successor thereto;
          (ii) the failure of RGGPLS Holding, Inc. or any successor thereto (“RGGPLS”) to (A) beneficially own and control, directly or indirectly, at least fifty one percent (51%) of the combined voting power of all Capital Stock of the Company or any successor thereto prior to December 31, 2010 and (B) beneficially own and control, directly or indirectly, at least forty (40%) of the combined voting power of all Capital Stock of the Company or any successor thereto on or after December 31, 2010;
          (iii) the failure of the Company to own and control, directly or indirectly, one hundred percent of the combined voting power of all Capital Stock and the economic interests of USPG, NH LLC and Diabetes and 66-2/3% of National or any successor thereof or transferee of substantially all the assets of any of the foregoing;
          (iv) during any calendar year, individuals who at the beginning of such period constituted the Company’s board of directors (and any new members of such board of directors whose election by the Company’s board of directors or whose nomination for election by the Company’s stockholders was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Company’s board of directors;
          (v) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, including by way of merger, consolidation, amalgamation or other business combination by any Issuer of all or substantially all of such Issuer’s assets on a consolidated basis;
          (vi) any “change in/of control” or “sale” or “disposition” or similar event as defined in any document governing indebtedness or Preferred Stock of Parent or any Issuer or other Subsidiary in excess of $100,000 which gives the holder of such indebtedness or equity securities the right to accelerate or otherwise require payment, repurchase or redemption of such indebtedness or Preferred Stock prior to the maturity date or term thereof; or
          (viii) the liquidation, dissolution, or the winding up of the affairs of the Company.
          From and after the Bridge Loan Conversion, a “Change of Control” shall mean the occurrence of any of the following events:

          (i) the failure of ComVest (which for purposes of this Section 5(b) shall include any successor thereof) or any person or group (as such terms are defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, the “Exchange Act”) of persons holding the majority of the voting power of or otherwise controlling ComVest, at any time, to maintain sole (A) beneficial ownership (as defined in Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934), (B) control, directly or indirectly, in either case, of, the aggregate voting power of all Capital Stock of Parent and the Company (which for purposes of this Section 5(b) shall include any successor thereof) representing at least fifty one percent of the combined voting power of all Capital Stock of each of Parent and the Company and (C) the majority and controlling economic interests of Parent and the Company;
          (ii) any person or group (as such terms are defined in Section 13(d) or Section 14(d) of the Exchange Act or any successor provision to either of the foregoing) of persons, other than a person who as of immediately following the effective time of the Merger beneficially owns 25% or more of the combined voting power of all Capital Stock of the Company, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) directly or indirectly, of more than 50% of the combined voting power of all Capital Stock of the Company, Parent or ComVest (as applicable) or any successor thereto;
          (iii) the failure of Parent to own and control, directly or indirectly, at least fifty one percent of the combined voting power of all Capital Stock of the Company or any successor thereto;
          (iv) the failure of the Company to own and control, directly or indirectly, one hundred percent of the combined voting power of all Capital Stock and the economic interests of USPG, NH LLC and Diabetes and 66-2/3% of National or any successor thereof or transferee of substantially all the assets of any of the foregoing;
          (v) the failure of ComVest or Parent to maintain voting control, directly or indirectly, of the election of a majority of the Board of Directors (or similar governing body) of each of Parent, the Company and any other Issuer and any of their successors;
          (vi) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, including by way of merger, consolidation, amalgamation or other business combination by any Issuer of all or substantially all of such Issuer’s assets on a consolidated basis;
          (vii) any “change in/of control” or “sale” or “disposition” or similar event as defined in any document governing indebtedness of Parent or any Issuer or other Subsidiary in excess of $100,000 which gives the holder of such indebtedness or equity securities the right to accelerate or otherwise require payment, repurchase or redemption of such indebtedness prior to the maturity date or term thereof; or
          (viii) the liquidation, dissolution, or the winding up of the affairs of the Company.

               (c) Partial Redemption.
                    (i) On February 28, 2010, and from time to time thereafter, the Issuers shall redeem that portion of the Notes as is necessary to ensure that the Notes shall not be considered an “applicable high yield discount obligation” within the meaning of Sections 163(e)(5) and 163(i) of the Internal Revenue Code of 1986, as amended or any successor provisions thereof.
                    (ii) The Notes shall be redeemed on a pro-rata basis and in portions of the principal of Notes that have denominations of $1,000 principal amount or multiples thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000.
                    (iii) Upon the partial redemption of the Note, the Issuers shall (i) pay to the Holder a percentage of the Par Redemption Price equal to the Par Redemption Price multiplied by a fraction, the numerator of which shall be the principal amount of the Note being redeemed and the denominator of which shall be the principal amount of the Note immediately prior to the redemption date, and (ii) issue a new Note in the form hereof representing the balance of the principal amount hereof not redeemed and change the Conversion Price in accordance with Section 3(d)(iv) such that such new Note will be convertible into the number of shares of Common Stock equal to the number of Conversion Shares that the Holder would have been entitled to receive had it converted the Note immediately prior to such redemption.
               (d) Intentionally Deleted.
               (e) Redemption Procedures.
                    (i) Notice to Holders Upon Redemption. In the case of a redemption pursuant to Sections 5(a), 5(b) or 5(c) at least 30 days prior to a redemption date of Notes, except in the case of Section 5(c) for which at least 60 days prior to such redemption date of the Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes at such Holder’s registered address.
     The notice shall identify the amount Notes to be redeemed and shall state:
     (A) the redemption date;
     (B) the applicable subsection of Section 5 pursuant to which the redemption will occur;
     (C) if applicable, the Redemption Price and the number of shares into which the Redemption Warrant will be exercisable, on the redemption date;
     (D) if applicable, the Premium Redemption Price on the redemption date;

     (E) if redemption will occur pursuant to Section 5(c), the Notes or portions of Notes to be redeemed, the Redemption Price and the new Conversion Price that will be in effect for each of the remaining Notes.
     (F) that Notes called for redemption must be surrendered to the Company to collect the consideration (or if to an agent of the Company, the name and address of the agent where the Notes must be surrendered); and
     (G) that, unless the Company defaults in making such redemption payment interest on the Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date.
                    (ii) Such notice shall be accompanied by an Officer’s Certificate and a written opinion from legal counsel from the Company to the effect that such redemption will comply with the conditions herein.
                    (iii) Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date. Upon surrender to the Company, the consideration shall be delivered as stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
                    (iv) Holders shall be required to surrender the Notes being purchased by the Company, with an appropriate form duly completed, to the Company at the address specified in the notice of redemption. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Securities surrendered.
                    (v) If any Note surrendered for redemption in the manner provided herein shall not be so paid on the redemption date due to the failure of the Company to deliver the required consideration, interest shall continue to accrue from the redemption date until such consideration is delivered, with such consideration being based on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Notes which were to be redeemed.
                    (vi) Any redemption shall be conditioned upon and occur either concurrently with or immediately prior to or after the consummation of the transaction, including without limitation a Change of Control, related to such redemption.
                    (vii) Holders shall have the right to convert the Notes or any portion thereof in accordance with Section 3 at any time prior to the actual redemption of the Notes or applicable portion of the Notes, including without limitation, during the thirty (30) day (or, in the case of Section 5(c), sixty (60) day) notice period under this Section 5(e).
               (f) Tax Put Right.
                    (i) For 30 days following a redemption in which the Holder receives Redemption Warrants, (A) the Holder shall have a right (the “Tax Put Right”) by written notice to the Company (which such notice shall include the number of shares of Common

Stock desired to be put to the Company and the value thereof as of the date of such notice) to require the Issuers to purchase an amount of shares of Common Stock from the Holder, based on the average Daily Market Price during the ten (10) Trading Days prior to such redemption, that is equal to an amount of up to $5,000,000 in the aggregate for all such redemptions for all Holders of all Notes and (B) if the amount received by the Holder after exercising its rights up to the maximum aggregate amount pursuant to clause (A) is, when combined with the consideration received by the Holder upon redemption of the Convertible Notes, still insufficient to pay the income taxes relating to the redemption, the receipt of the Redemption Warrants and the exercise of the Tax Put Right, then, upon receipt of written notice from the Holder (or any other Holder of Notes) of such insufficiency, the Company shall use commercially reasonable efforts to file one registration statement for all Holders of Notes (regardless of the number of redemptions) as soon as reasonably practicable after such redemption but in any event within thirty (30) days after such redemption and cause such registration statement to be declared effective as soon as practicable after such filing but in any event within sixty (60) days after such filing, failing which the Holders of all Notes shall have an additional Tax Put Right in the amount of up to $2,500,000 in the aggregate for all such redemptions.
                    (ii) Upon the receipt of notice from a Holder that such Holder has elected to exercise its Tax Put Right, the Company shall promptly, but in no event later than two (2) business days after the receipt thereof, deliver a copy of such notice to the other Holders. For a period of five (5) Business Days following its receipt of a Tax Put Right notice, each other Holder shall have the right and option (but not the obligation) to also exercise a Tax Put Right by delivering written notice thereof (which such notice shall include the number of shares of Common Stock desired to be put to the Company and the value thereof as of the date of such notice). If the Holders electing to exercise their Tax Put Right elect to put more than the aggregate amount of shares that the Company is required to repurchase pursuant to Section 5(f)(i), then each Holder delivering a Tax Put Right notice shall be entitled to require the Company to repurchase that number of shares of Common Stock calculated by multiplying the aggregate number of shares of Common Stock that the Company is required to repurchase pursuant to Section 5(f)(i) by a fraction the numerator of which is equal to the number of shares of Common Stock elected to be repurchased from such Holder and the denominator of which is equal to the total number of shares of Common Stock elected to be repurchased by all Holders that elect to exercise their Tax Put Right.
          6. Covenants.
               (a) Reservation of Conversion Shares and Common Stock Underlying Waiver Warrants. The Company agrees that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of the issue upon conversion of the Notes, issue upon the exercise of the Waiver Warrants and issuances of shares of Common Stock in accordance with the terms hereof. The Company agrees that the Conversion Shares and shares of Common Stock issued upon the exercise of the Waiver Warrants shall, when issued, be duly and validly issued and fully paid and non-assessable.
               (b) Required Registration. The Company agrees that if any Conversion Shares or shares issued upon the exercise of the Waiver Warrants require registration with or approval of any governmental authority under any Federal or state Law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.
               (c) Limitation on Senior Indebtedness.
                    (i) The Issuers covenant and agree that so long as any Notes shall remain outstanding, at any time prior to the Bridge Loan Conversion, the Issuers shall not, and shall not permit any of their Subsidiaries, to directly or indirectly incur, create, assume, guarantee, become or remain liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, including, without limitation, by way of assumption or acquisition in a business combination (each event, an “incurrence”) any Indebtedness other than (x) the Notes, (y) Senior Indebtedness in an aggregate principal amount outstanding not to exceed (1) $15 million of which at least $10 million principal amount of such Indebtedness shall be in the form of a revolving loan facility secured by the Issuers’ accounts receivables or other similar asset-based loan plus (2) $3 million principal amount under the Bridge Loan; provided, however that the Issuers may incur additional Senior Indebtedness up to $4 million the proceeds of which shall be used for the sole purpose of paying off the Bridge Loan, and (z) Subordinated Indebtedness.
                    (ii) The Issuers covenant and agree that so long as any Notes shall remain outstanding, at any time from and after the Bridge Loan Conversion, the Issuers shall not, and shall not permit any of their Subsidiaries, to directly or indirectly incur, create, assume, guarantee, become or remain liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, including, without limitation, by way of assumption or acquisition in a business combination (each event, an “incurrence”) any Indebtedness other than (x) the Notes, (y) Senior Indebtedness in an aggregate principal amount outstanding not to exceed $18 million (which amount shall be increased by an amount equal to the cash proceeds (net of any broker, finder’s or transaction fees or commissions incurred in connection therewith, if any) of any cash equity contribution to the Company by Parent, the aggregate amount of which equity contributions shall in no event exceed $7 million), at least $10 million principal amount of which Indebtedness shall be in the form of a revolving loan facility secured by the Issuers’ accounts receivables or other similar asset-based loan; provided however, that the incurrence of any Indebtedness pursuant hereto shall not cause the Consolidated Senior Leverage Ratio to exceed 2.00 to 1.00 for the most recently ended four full Fiscal Quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred determined on a pro forma basis (including pro a forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four Fiscal Quarter period, and (z) Subordinated Indebtedness. Notwithstanding anything contained in the foregoing to the contrary, the Issuers shall be permitted to incur a minimum of $15 million in Senior Indebtedness, provided that at least $10 million principal amount of such Indebtedness shall be in the form of a revolving loan facility secured by the Issuers’ accounts receivables or other similar asset-based loan.
                    (iii) Notwithstanding any provision of this Section 6(c) to the contrary, as long as any Obligations (as such term is defined in the Credit Agreement) (or any extensions, modifications, refinancings, renewals and refundings thereof in accordance with the

Intercreditor Agreement) are outstanding under the Credit Agreement and the Credit Agreement has not been terminated, the Issuers shall be permitted, and shall be allowed to permit any of their Subsidiaries, to directly or indirectly incur, create, assume, guarantee, become or remain liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, Senior Indebtedness under the Credit Agreement (including any extensions, modifications, refinancings, renewals and refundings thereof in accordance with the Intercreditor Agreement) in the principal amount of $17,000,000 and the provisions of clauses (i) and (ii) above shall not be applicable to any of such Senior Indebtedness unless and until ComVest, Parent or any of their Affiliates becomes the holder of such Indebtedness under the Credit Agreement, whether as a result of the purchase of such Senior Indebtedness pursuant to their exercise of the purchase option under Section 22 of the ComVest Senior Subordination Agreement or otherwise. The limitation on the principal amount of Senior Indebtedness set forth in this clause (iii) shall not limit or otherwise affect the right of the holder of any such Senior Indebtedness to accrue and receive payment of interest (including at the default rate and including postpetition interest), fees, expenses or other charges. Upon the purchase of Senior Indebtedness under the Credit Agreement by ComVest, Parent or any of their Affiliates, this clause (iii) shall be null and void and the limitation on Senior Indebtedness shall be determined pursuant to clauses (i) and (ii) above.
                    (iv) If on any date the Issuers incur Senior Indebtedness in breach of this Section 6(c) as a result of the aggregate principal amount of Senior Indebtedness exceeding the amount then permitted under subclause 6(c)(i)(y) or 6(c)(ii)(y) hereof, such breach shall not constitute an Event of Default if, and only if, the Issuers shall have concurrently with such incurrence paid to the Holder in respect of the outstanding principal amount of the Note an amount equal to 110% of the amount by which the Senior Indebtedness incurred, when aggregated with all such Senior Indebtedness then outstanding, exceeds the maximum aggregate principal amount of Senior Indebtedness then permitted under such subclause 6(c)(i)(y) or 6(c)(ii)(y).
               (d) Limitation on Liens. The Issuers and their Subsidiaries shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of their properties or assets or any of their authorized but unissued or treasury shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except for Permitted Liens; provided further, if the Issuers and their Subsidiaries shall incur any Liens securing Senior Indebtedness, the Issuers and their Subsidiaries shall cause all Obligations to also be secured by a Lien in favor of the Collateral Agent for the benefit of the Holders, pursuant to a validly created and effective security interest, on a basis junior only to such Senior Indebtedness being so secured, in such manner as is consistent with the Credit Agreement and otherwise reasonably acceptable to the Holders of a majority of the principal amount and interest of the Notes outstanding.
               (e) Right to Cure Default of First Priority Lien Indebtedness. The Issuers agree that, upon any default, breach, violation, event, fact or circumstance under any First Priority Lien Indebtedness (including a Default or Event of Default under the Credit Agreement, as defined therein) which, with the giving of applicable notice or passage of time or both, would permit the holder of such Indebtedness to declare a default or otherwise accelerate amounts due thereunder, which the Issuers have not cured within the permitted time period and RGGPLS or an RGGPLS Permitted Assignee (as defined below) have not elected, within five (5) Business Days of any such event, to repay, refinance or replace such Indebtedness or otherwise cure or provide funding to the Company for the purposes of curing such default (the “RGGPLS Cure”), MHR Fund Management LLC, its Affiliates, and any Person, directly or indirectly, managed or controlled by MHR Fund Management LLC or its Affiliates, including without limitation, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP and OTQ LLC (collectively “MHR”) shall have the right, but not the obligation, to fund the repayment of such Indebtedness (including, without limitation, by way of purchasing interests in the loans under the Credit Agreement) or otherwise cure such default within five (5) Business Days of the earlier of (i) the expiration of the RGGPLS Cure period above and (ii) the receipt of notice from RGGPLS or any RGGPLS Permitted Assignee that it has elected not to pursue an RGGPLS Cure. The Company shall give MHR written notice of any such default promptly after the occurrence thereof, but in no event later than two (2) Business Days after the occurrence of any such default. For purposes of the foregoing, an “RGGPLS Permitted Assignee” shall mean the surviving entity in a reorganization or recapitalization of RGGPLS, including without limitation, by way of merger or consolidation with or into another person or entity, if the percentage interest of the members or stockholders, as the case may be, in the equity interests of the surviving entity following consummation of such transaction is substantially the same (on a relative basis) as each such stockholder’s percentage interest in RGGPLS immediately prior to the consummation of such transaction. From and after the date of the Bridge Loan Conversion, all references to RGGPLS in this Section 6(e) shall be replaced by Parent, all references to RGGPLS Cure in this Section 6(e) shall be replaced by “ComVest Cure” and references to RGGPLS Permitted Assignee in this Section 6(e) shall be replaced by “Parent Permitted Assignee”.
               (f) Financial Statements, Financial Reports and Other Information.
                    (i) Financial Reports. The Company shall furnish to the Holder (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of the Company (or such earlier date required by the laws, regulations and rules of the Securities and Exchange Commission), audited annual consolidated financial statements of the Company, including the notes thereto, consisting of a consolidated balance sheet at the end of such completed fiscal year and the related consolidated statements of income, retained earnings, cash flows and owners’ equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to the Holder and accompanied by related management letters, if available, and (ii) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, unaudited consolidated financial statements of the Company consisting of a balance sheet and statements of income, retained earnings, cash flows and owners’ equity as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods. With each such financial statement, the Company shall also deliver a certificate of its chief financial officer in substantially the form of Exhibit D hereto (a “Compliance Certificate”) stating that (A) such person has reviewed the relevant terms of the Notes Documents and the condition of the Company, and (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto.

                    (ii) Other Materials. The Issuers shall furnish to the Holder as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or at such other time as set forth below: (1) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(f)(i) prepared by, for or on behalf of the Company and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements, (2) any reports, returns, information, notices and other materials that the Company shall send to its stockholders, members, partners or other equity owners at any time, (3) all Medicare and Medicaid cost reports and other documents and materials filed by the Company and any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for or on behalf of the Company, including, without limitation, (A) copies of licenses and Permits required by any applicable Law or Governmental Authority for the operation of its business, (B) Medicare and Medicaid provider numbers and agreements, (C) state surveys pertaining to any healthcare facility operated, owned or leased by the Company and any of its Affiliates or Subsidiaries, and (D) within ten (10) calendar days following the request of the Holder, participating agreements relating to medical plans, (4) (A) within fifteen (15) calendar days following the request of the Holder, a summary report of the status of all payments, denials and appeals of all Medicare and/or Medicaid Accounts and accounts receivable and account payable aging schedule and (B), within thirty (30) calendar days following the request of the Holder, a sales and collection report, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, (5) promptly upon receipt thereof, copies of any reports submitted to the Company by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, (6) within fifteen (15) calendar days after the execution thereof, a copy of any contracts with the federal government or with a Governmental Authority in the State of New York, Vermont or Washington, and (7) such additional information, documents, statements, reports and other materials as the Holder may reasonably request from a credit or security perspective or otherwise from time to time.
                    (iii) Operating Budget. The Company shall furnish to the Holder on or prior to the Effective Date and for each fiscal year of the Company thereafter not later than the earlier of (1) thirty (30) calendar days after the end of each fiscal year or (2) thirty (30) calendar days after the same is available, consolidated month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for the Company for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods.
               (g) Books and Records; Inspection Rights.
                    (i) Each of the Issuers and the Subsidiaries shall (i) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

                    (ii) Each of the Issuers shall permit the representatives of the Holder, at the expense of the Company, from time to time during normal business hours upon reasonable notice, to (i) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers (but not more often than four (4) times per year so long as no Default or Event of Default exists), (ii) make copies and extracts therefrom, and (iii) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts and Inventory with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing).
               (h) Active Diabetes Customers. As of the last day of each calendar month commencing as of the last day of the calendar month in which the Effective Date occurs and continuing through the Term Loan Maturity Date (as defined in the Credit Agreement), the Company shall have not less than 35,000 Active Diabetes Customers; provided that from and after the date of the Bridge Loan Conversion, upon the acquisition (whether by purchase, assignment, participation or otherwise) of ComVest or its Affiliates of any Senior Indebtedness, this Section 6(h) shall be replaced by the covenant in Schedule 6(h) attached hereto.
               (i) Transfer of Assets. Notwithstanding any other provision of this Note or any other Notes Documents, each of the Issuers shall not and shall cause their Subsidiaries not to sell, lease, transfer, assign or otherwise dispose of any interest in any properties or assets (other than obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business and sales of Inventory in the ordinary course of business), or agree to do any of the foregoing at any future time, unless permitted by the terms of the Credit Agreement; provided that from and after the date of the Bridge Loan Conversion, upon the acquisition (whether by purchase, assignment, participation or otherwise) of ComVest or its Affiliates of any Senior Indebtedness, this Section 6(i) shall be replaced by the covenant in Schedule 6(i) attached hereto.
               (j) Transactions With Affiliates. Each of the Issuers shall not and shall cause their Subsidiaries not to enter into or consummate any transaction of any kind with (i) any of its Affiliates or (ii) any Subsidiary Guarantor or any of their respective Affiliates other than: (a) salary, bonus, severance, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business (including employment arrangements with Mark Lama on customary terms consistent with the Company’s prior employment arrangements and agreements in connection with his participation in the Bridge Loan and the conversion of his participation in the Bridge Loan into Preferred Stock pursuant to the terms of the Bridge Loan), (b) Distributions and dividends permitted pursuant to Section 6(m), (c) transactions with the Holders or any Affiliate of the Holders, (d) payments permitted under and pursuant to written agreements entered into by and between any Issuer or any Subsidiary and one or more of its Affiliates that (A) reflect and constitute transactions on overall terms at least as favorable to such Issuer or Subsidiary as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power and (B) in the event that the total consideration with respect to any such agreement together with any related agreements exceeds $375,000, has been approved by an independent appraisal or valuation firm; provided that, from and after the date of the Bridge Loan Conversion, any Subordinated Indebtedness issued to an Affiliate in compliance with this subclause (d) shall not be subject to any maximum cash interest rate; provided further, that notwithstanding the foregoing clauses (A) and (B) above such Issuer or Subsidiary shall not enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its Affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such Affiliate, and (e) from and after the date of the Bridge Loan Conversion, transactions with ComVest and its Affiliates in connection with equity investments and contributions by ComVest or its Affiliates to an Issuer or a Subsidiary. Notwithstanding anything to the contrary herein, it shall be a condition precedent to any issuance of Subordinated Indebtedness permitted under subclause (d) above and any equity investment or contribution permitted under subclause (e) above, that the Holders or any of their Affiliates shall have been given the prior notice of and opportunity to participate ratably (based on the relative ownership of Common Stock on a fully diluted and as-converted basis of ComVest and all the Holders and their respective Affiliates) in providing such equity investments (including equity equivalents and equity linked securities), contributions and Subordinated Indebtedness on no less favorable terms and conditions as those applicable to ComVest and its Affiliates.
               (k) Investments; New Facilities or Collateral; Subsidiaries. Each of the Issuers, directly or indirectly, shall not and shall cause their Subsidiaries not to (i) purchase, own, hold, invest in or otherwise acquire obligations or Capital Stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person, or any joint venture, that is not in the healthcare industry, including without limitation insurance related services to Medicare and managed care end users, so long as the equity and assets so acquired shall constitute Collateral under the Notes Documents, or (ii) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any other Person (other than those created by the Notes Documents and Indebtedness permitted to be incurred under Section 6(c) and other than (A) trade credit extended in the ordinary course of business, (B) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (C) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business). Each of the Issuers, directly or indirectly, shall not and shall cause their Subsidiaries not to purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or allow the warehousing, location or storage of any Collateral other than at the locations set forth on Schedule 6(k) unless the Company shall provide to the Holder at least thirty (30) Business Days prior written notice. Notwithstanding any provision of this Section 6(k) to the contrary, the Issuers may make Acquisitions to the extent permitted by the Credit Agreement so long as the equity and assets so acquired shall constitute Collateral under the Notes Documents; provided that from and after the date of the Bridge Loan Conversion, upon the acquisition (whether by purchase, assignment, participation or otherwise) of ComVest or its Affiliates of any Senior Indebtedness, this Section 6(k) shall be replaced by the covenant in Schedule 6(k) attached hereto.
               (l) Subsidiaries. Any Subsidiary of the Company that is not an Issuer as of the date hereof and any newly acquired or created Subsidiary shall promptly execute a Subsidiary Guaranty and a Subsidiary Security Agreement, and such other documents and such other documents and instruments as the Holder may reasonably require.

               (m) Restricted Payments. Each of the Issuers shall not and shall cause their Subsidiaries not to (i) declare, pay or make any dividend or Distribution on any shares of capital stock or other securities or interests (other than dividends or Distributions payable in its stock, or split-ups or reclassifications of its stock), (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that such Issuer or Subsidiary may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result from the payment thereof and as long as the aggregate amount of payments made to such terminating employees in any fiscal year does not exceed $100,000), (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person’s capacity as such, or (iv) make any payment of any management or service fee other than pursuant to arrangements that are reasonably acceptable to the Holders and provided that such payments are subject to the execution of a subordination agreement with the Holders in form and substance reasonably acceptable to the Holders (“Management Fee Payments”).
          Except as permitted by the subordination agreement between such lender and the Holders relating to such Subordinated Debt, the Issuers shall not (i) make any prepayment of any part or all of any Subordinated Debt, (ii) repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity, or (iii) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt in a manner adverse to Holder, as determined by the Holders of a majority of the principal amount and interest of the Notes outstanding.
               (n) Amendments of Documents Relating to Subordinated Indebtedness. Each of the Issuers shall not, and shall not permit any of their Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to have such Subordinated Indebtedness provide for (1) the payment, prepayment, redemption, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon before ninety-one (91) days after the Maturity Date or later or (2) total cash interest at a rate in excess of the prevailing market rate for subordinated debt at the time of issuance, except to the extent permitted by the terms of any written subordination agreement acceptable to the Holders.
               (o) Charter Documents; Fiscal Year; Dissolution; Use of Proceeds; Accounting Methods. Each of the Issuers shall not, and shall not permit any of their Subsidiaries to, (i) amend, modify, restate or change its certificate of incorporation (including the terms of the Preferred Stock issued pursuant to the Bridge Loan Conversion) or certificate of formation or bylaws or similar organizational documents in a manner that would be adverse to any Issuer or any Subsidiary or the Holders or inconsistent with the rights granted to the Holders in connection with the Notes Documents, provided, however, that any such amendment, modification, restatement, or change shall be permitted in connection with any additional equity contributions to Issuer or a Subsidiary, (ii) amend, alter or suspend or terminate or make provisional in any material way, any material Permit without the prior written consent of the Holders of a majority of the principal amount and interest of the Notes outstanding, which consent shall not be unreasonably withheld, (iii) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, or (iv) make any material changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP, applicable Law or any applicable Governmental Authority.
          7. Transfer of Note. Upon due presentment for registration of transfer of this Note, the Company will execute, register and deliver in exchange a new Note equal in aggregate principal amount to the then unpaid principal amount of this Note, dated the date to which interest has been paid and registered in the name of the transferee.
          8. Governing Law. This Note shall be governed by and construed in accordance with the domestic substantive Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
          9. Jurisdiction. The Issuers irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Issuers irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Issuers further agree that service of process upon the Issuers mailed by first class mail shall be deemed in every respect effective service of process upon the Issuers in any such suit or proceeding. The Issuers agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. Nothing herein shall affect the right of the Holder to institute suit and conduct an action in any other appropriate manner, jurisdiction or court or to serve process in any other manner permitted by Law.
          10. Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed as follows:
               (a) If to the Issuers, to:
NationsHealth, Inc.
13630 N.W. 8th Street
Suite 210
Sunrise, FL 33325
Fax number: (954) 903-5005
Attention: Chief Executive Officer
with a copy to:

McDermott Will & Emery LLP
201 South Biscayne Blvd.
Miami, Florida 33131
Fax number: (305) 347-6500
Attention: Ira J. Coleman, Esq.
                 Fred Levenson, Esq.
                 Michael Boykins, Esq.
with a copy to:
Foley & Lardner LLP
100 N. Tampa St., Suite 2700
Tampa, Florida 33602
Fax number: (813) 221-4210
Attention: Steven Vazquez, Esq.
               (b) If to the Holder, to:
MHR Fund Management LLC
40 West 57th Street, 24th Floor,
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein and
                 Emily Fine
with a copy to:
O’Melveny & Myers LLP
7 Times Square
Times Square Tower
New York, NY 10036
Fax number: (212) 408-2419
Attention: Patricia M. Perez, Esq.
Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or by overnight courier or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid. The Company shall use commercially reasonable efforts to provide Holder with notices that the Company provides under the Credit Agreement concurrently with the giving of such notices under the Credit Agreement and shall provide Holder with copies of such notices upon written request of such Holder no later than five business days following receipt of such written request.
          11. Company’s Waivers. The Issuers, to the extent permitted by Law, waive and agree not to assert or take advantage of any of the following: (a) any defense based upon an election of remedies by the Holder which may destroy or otherwise impair any subrogation or other rights of the Issuers or any guarantor or endorser of this Note; (b) any duty on the part of the Holder to disclose any facts or other data the Holder may now or hereafter know; (c) acceptance or notice of acceptance of this Note by the Issuers; (d) presentment and/or demand for payment of this Note or any other Obligations; and (e) protest and notice of dishonor with respect to this Note or other Obligations or performance of obligations arising under the Notes Documents.
          12. Amendment; Waiver. All amendments or waivers of any of the terms hereof (including, without limitation, any waiver of acceleration of the Maturity Date) and any payment of this Note with any consideration other than cash, shall be made or effected only with the written consent of the Holders of a majority of the principal amount and interest of the Notes outstanding. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
          13. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note by the Holder, the Company shall issue a replacement instrument, at the Company’s expense, representing such Note in lieu of such lost, stolen, destroyed, or mutilated instrument, provided that the Holder agrees to indemnify the Company for any losses incurred by the Company with respect to such lost instrument (other than the cost of issuing the new instrument).
          14. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.
          15. Ranking. The Notes shall rank senior in right of payment to any Indebtedness and future Indebtedness of the Issuers and their Subsidiaries other than the Senior Indebtedness permitted by Section 6(c) and in the Intercreditor Agreement and the ComVest Subordination Agreement.
          16. Assignability. This Note shall be binding upon the Issuers and their successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary contained herein or in the Notes Documents, this Note may be pledged and all rights of the Holder under this Note may be assigned to any Affiliate or to any other person or entity without the consent of the Issuers, subject to the Securities Act of 1933.
          17. Cost of Collection. If default is made in the payment of this Note, the Issuers shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.
          18. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at Law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Issuers to comply with the terms of this Note. The Issuers acknowledge that a breach by them of their obligations hereunder will cause irreparable harm to the Holder of the Note and that the remedy at Law for any such breach may be inadequate. The Issuers therefore agree, in the event of any such breach or threatened breach, that the Holder of the Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed and to be dated the day and year first above written.

NATIONSHEALTH, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONSHEALTH HOLDINGS, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

UNITED STATES PHARMACEUTICAL GROUP, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

DIABETES CARE & EDUCATION, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS (USA), LLC
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO